EXHIBIT 99




                          FINANCIAL SCIENCES OF AMERICA

                                  NEWS RELEASE



                      UCI MEDICAL AFFILIATES, INC. RECEIVES
                        NASDAQ SMALL CAP LISTING APPROVAL



Columbia, SC -- December 28, 1995 -- UCI Medical Affiliates,  Inc. (OTC/Bulletin
Board: UCIA) announced today it has received approval for inclusion in the NASDAQ Small Cap Market listings. Effective Tuesday, January 2, 1996, UCI Medical Affiliates, Inc. will begin trading as a NASDAQ Small Cap company under its existing symbol UCIA.


UCI Medical Affiliates, Inc. provides nonmedical management and administrative services for freestanding medical centers. The Company operates a network of 26 medical centers located throughout South Carolina, twenty-four of these centers offer primary care medical services and two consist of specialty (surgery and orthopedic) practices.






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CONTACT: FRAN DANIELS (310)  278-4413








9255 DOHENY ROAD, SUITE A-LOS ANGELES, CALIFORNIA 90069-(310)278-4413